UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2006
KLA-TENCOR CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-09992	04-2564110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 Rio Robles , San Jose, California	95134

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code:                (408) 875-3000

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The Company announced that it received a NASDAQ Staff Determination notice indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(14) and that its common stock is subject to delisting from the NASDAQ Global Select Market. The notice, which the Company expected, was issued in accordance with standard NASDAQ procedures. The Company will appeal this determination and request a hearing before the NASDAQ Listing Qualifications Panel. The Company’s appeal and hearing request will automatically stay the delisting of the Company’s common stock. Pending the Panel’s decision, the Company’s shares will continue to be listed on the NASDAQ Global Select Market. A copy of the Company’s news release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Text of press release issued by KLA-Tencor Corporation, Inc. dated September 14, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION
Date: September 15, 2006	By:	/s/ Richard Wallace
	Name:	Richard Wallace
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Text of press release issued by KLA-Tencor Corporation, Inc. dated September 14, 2006.